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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-43703) pertaining to the Sparton Corporation 1989 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-46804) pertaining to the Amended and Restated Sparton Corporation Stock Incentive Plan of our report dated August 13, 2003, relating to the consolidated financial statements and schedule of Sparton Corporation and subsidiaries, which appears in the Annual Report to Shareowners, which is incorporated in this Annual Report on Form 10-K for the year ended June 30, 2003.

(BDO SEIDMEN, LLP)

Grand Rapids, Michigan
September 26, 2003

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-43703) pertaining to the Sparton Corporation 1989 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-46804) pertaining to the Amended and Restated Sparton Corporation Stock Incentive Plan of our report dated August 23, 2002, except for the fifth and sixth paragraphs of Note 9, as to which the date is September 5, 2002, with respect to the consolidated financial statements and schedule of Sparton Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended June 30, 2003.

(ERNST & YOUNG LLP)

Toledo, Ohio
September 22, 2003

NYSE:SPA                                                          [SPARTON LOGO]

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